A Partnership of           CROUCH, BIERWOLF & CHISHOLM      Office (801)363-1175
Professional Corporations  Certified Public Accountants        Fax (801)363-0615
Brent E. Crouch, CPA, PC   50 West Broadway, Suite 1130     Mobile (801)971-0404
Nephi J. Bierwolf, CPA, PC  Salt Lake City, Utah 8410       Mobile (801)971-0405
Todd D. Chisholm, CPA, PC                                   Mobile (801)699-2180
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We hereby consent to the use of our audit report of CyberAmerica Corporation and subsidiaries dated April 23, 1998 for the year ended December 31, 1997 in the Form S-8.

/s/ Crouch, Bierwolf & Chisholm
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Salt Lake City, Utah
July 14, 1998












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MEMBER AMERICAN INSTITUTE OF CPA, SEC PRACTICE SECTION, AND UTAH ASSOCIATION OF
                                      CPAS